                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          WEBSTER FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                    DELAWARE                                   06-1187536
             (State of Incorporation                          (IRS Employer
                or Organization)                          Identification Number)


                  WEBSTER PLAZA
             WATERBURY, CONNECTICUT                               06702
    (Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of securities         registration of a class of
pursuant to Section 12(b) of the              securities pursuant to Section
Exchange Act and is effective                 12(g) of the Exchange Act and is
pursuant to General Instruction               effective pursuant to General
A.(c), please check the following             Instruction A.(d), please check
box. [X]                                      the following box. [ ]

   Securities Act registration statement file number to which this form relates:
   Not applicable
   --------------

   Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                            Name of Each Exchange on Which
              to be so Registered                            Each Class is to be Registered
              -------------------                            ------------------------------
            Common Stock, $0.01 Par                             New York Stock Exchange
                Value Per Share

          Rights to Purchase Series C                           New York Stock Exchange
         Participating Preferred Stock,
           $0.01 Par Value Per Share

   Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               The information required by this Item 1 is set forth under the caption "Description of Capital Stock and Comparison of Shareholder Rights" in Webster Financial Corporation's Registration Statement on Form S-4, as amended (File No. 333-33228), which description is incorporated herein by reference.

ITEM 2.     EXHIBITS.

    1. Second Restated Certificate of Incorporation of Webster (incorporated by reference to Exhibit 3.1 to Webster's Form 10-K filed with the SEC on March 29, 2000).

    2.      Certificate of Amendment (incorporated by reference to Exhibit
            3.2 to Webster's Form 10-K filed with the SEC on March 29,
            2000).

    3. Bylaws of Webster, as amended (incorporated by reference to Exhibit 3 to Webster's Form S-8 filed with the SEC on July 25,
            2000).

    4. Rights Agreement, dated as of February 5, 1996, between Webster and Chemical Mellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on February 12, 1996).

    5. Amendment No. 1 to Rights Agreement, dated as of November 4, 1996, between Webster and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Webster's Current Report on Form 8-K filed with the SEC on November 25, 1996).

    6. Amendment No. 2 to Rights Agreement, dated as of October 30, 1998, between Webster and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to Webster's Current Report on Form 8-K filed with the SEC on October 30,
            1998).

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


                                   SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 WEBSTER FINANCIAL CORPORATION


Date:  October 10, 2002         By:/s/ William J. Healy
                                   --------------------------------------------
                                Name:   William J. Healy
                                Title:  Executive Vice President and Chief
                                        Financial Officer



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